                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM 8-K/A



                                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report(Date of earliest event reported)                 August 21, 1996
                                                                ---------------



                                       Isco, Inc.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)



         Nebraska                      0-14429                 47-0461807
----------------------------         ------------          ------------------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                    File Number)         Identification No.)




       4700 Superior Street, Lincoln, NE                           68504
    ---------------------------------------                     ---------
    (Address of principal executive offices)                    (Zip Code)


                                    (402) 464-0231
                  --------------------------------------------------
                  Registrant's telephone number, including area code

Item 7. Financial Statements and Exhibit
                                                                          Page
                                                                         Number
   a.   Financial Statements of Business Acquired:

        1. Audited Financial Statements of Suprex Corporation for the years ended December 31, 1995 and 1994.

              Report of Independent Auditors                                  3

              Consolidated Balance Sheets                                     4

              Consolidated Statements of Operations                           5

              Consolidated Statements of Stockholders' Deficiency
                 and Redeemable Preferred Stock                               6

              Consolidated Statements of Cash Flows                           7

              Notes to Consolidated Financial Statements                      8

        2.  Unaudited Financial Statements of Suprex Corporation

              Consolidated Balance Sheet at June 30, 1996                    16

              Consolidated Statements of Operations for the
                 six month periods ended June 30, 1996 and 1995.             17

              Consolidated Statements of Cash Flows for the
                 six month periods ended June 30, 1996 and 1995.             18

              Notes to Consolidated Financial Statements                     19

   b.  Pro Forma Financial Information:

       1.  Unaudited Pro Forma Consolidated Statements of Operations
             in connection with the acquisition of Suprex assets and
             assumption of selected liabilities.                             20

   c.  Exhibit

       1.  Consent of Ernst & Young LLP                                      26

                                      SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                   ISCO, INC.,


                   By:/s/Philip M. Wittig
                      --------------------------------
                         Philip M. Wittig
                         Chief Financial Officer
                         and Treasurer

Dated:  December 26, 1996

                            Report of Independent Auditors


The Board of Directors and Stockholders
Suprex Corporation

We have audited the accompanying consolidated balance sheets of Suprex Corporation as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' deficiency and redeemable preferred stock, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Suprex Corporation at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Suprex Corporation will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company's operating losses, cash absorbed by operations, required future debt payments and net capital deficiency raise substantial doubt about its ability to continue as a going concern. The 1995 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  BY /s/Ernst & Young LLP
                                  ---------------------------------


Pittsburgh, Pennsylvania
March 29, 1996, except Note 10 as to
        which the date is August 21, 1996

                                  SUPREX CORPORATION
                             CONSOLIDATED BALANCE SHEETS

                                               Dec 31         Dec 31
                                                1995           1994
                                           ------------    ------------
                                ASSETS
Current assets:
  Cash and cash equivalents                  $  273,196     $    88,728
  Accounts receivable (less allowance of
      $32,571 in 1995 and $20,322 in 1994)    1,409,330       1,500,902
  Inventory:
    Materials and subassemblies                 519,511         543,707
    Finished goods                              327,990         146,787
                                           ------------    ------------
                                                847,501         690,494
  Other current assets                           42,400          57,722
                                           ------------    ------------
       Total current assets                   2,572,427       2,337,846

Property and equipment:
  Laboratory equipment                          732,377         807,869
  Office furniture and equipment                342,188         332,321
  Demonstration and evaluation equipment         33,869          81,805
                                           ------------    ------------
                                              1,108,434       1,221,995
  Less accumulated depreciation and
      amortization                              895,568         853,671
                                           ------------    ------------
                                                212,866         368,324
Receivable--officers                             47,153          47,153
Other assets                                     39,924          12,211
                                           ------------    ------------
Total assets                               $  2,872,370    $  2,765,534
                                           ------------    ------------
                                           ------------    ------------

                       LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Line of credit                           $    600,000    $     50,000
  Note payable--bank                            803,173             --
  Accounts payable                              321,392         487,414
  Accrued liabilities                           167,653         313,400
  Customer deposits                              12,365         170,694
  Current maturities of long-term debt          616,048          87,326
                                           ------------    ------------
       Total current liabilities              2,520,631       1,108,834

Long-term debt                                    --            585,131

Deferred compensation                            47,153          47,153

Redeemable preferred stock                   11,015,946      11,015,946
Common stockholders' deficiency:
  Common stock                                    1,281           1,257
  Paid-in capital                               255,499         255,283
  Warrants                                      169,428          95,236
  Accumulated deficiency                    (11,137,568)    (10,343,306)
                                           ------------    ------------
Common stockholders' deficiency             (10,711,360)     (9,991,530)
                                           ------------    ------------

Total liabilities and stockholders'
  deficiency                               $  2,872,370    $  2,765,534
                                           ------------    ------------
                                           ------------    ------------

See accompanying notes.

                                  SUPREX CORPORATION
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Year Ended
                                         -------------------------
                                           Dec 31        Dec 31
                                            1995          1994
                                         ----------     ----------
Net sales                                $4,279,328     $6,151,096
Cost of goods sold                        2,069,095      3,055,206
                                         ----------     ----------
Gross profit                              2,210,233      3,095,890
                                         ----------     ----------
Operating expenses:
    Marketing and applications              577,289        642,588
    Research and development                534,175        538,246
    General and administrative              826,160        921,188
    Selling                                 936,210        864,391
                                         ----------     ----------
                                          2,876,834      2,966,413
                                         ----------     ----------
Operating (loss)income                     (666,601)       129,477

Other income(expense):
    Interest income                           7,125         11,468
    Grant income                             66,324         80,004
    Interest expense                       (199,514)      (107,831)
    Other                                    (9,608)         8,800
                                         ----------     ----------
                                           (135,673)        (7,559)
                                         ----------     ----------
(Loss)income before extraordinary item     (802,274)       121,918

Extraordinary item:
  Loss on early extinguishment of debt          --         (33,898)
                                         ----------     ----------
Net(loss)income                          $ (802,274)    $   88,020
                                         ----------     ----------
                                         ----------     ----------

See accompanying notes.

                                  SUPREX CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY AND REDEEMABLE PREFERRED STOCK
                        Years ended December 31, 1995 and 1994

                                                                                                     Redeemable Preferred Stock
                             Number of  Par Value                                                    --------------------------
                              Common    of Common  Paid-in              Accumulated                  Number of
                              Shares      Stock    Capital   Warrants     Deficit        Total         Shares         Amount
                            ---------------------------------------------------------------------------------------------------
Balance, January 1, 1994     1,252,411   $1,252    $254,798  $ 95,236  $(10,431,608)  $(10,080,322)  19,002,236     $11,015,946

  Employee stock options
    exercised                    4,900        5        485         --            --            490           --             --

  Foreign currency
    translation                     --       --         --         --           282            282           --             --

  Net income                        --       --         --         --        88,020         88,020           --             --
                            ---------------------------------------------------------------------------------------------------
Balance, December 31, 1994   1,257,311    1,257    255,283     95,236  (10,343,306)    (9,991,530)  19,002,236      11,015,946

  Employee stock options
     exercised                   2,400       24        216         --            --           240           --              --

  Foreign currency
     translation                    --       --         --         --         8,012          8,012          --              --

  Warrants granted                  --       --         --     74,192            --         74,192          --              --

  Net loss                          --       --         --         --      (802,274)     (802,274)          --              --
                            ---------------------------------------------------------------------------------------------------
Balance, December 31, 1995   1,259,711   $1,281   $255,499   $169,428  $(11,137,568) $(10,711,360)  19,002,236     $11,015,946
                            ---------------------------------------------------------------------------------------------------
                            ---------------------------------------------------------------------------------------------------

See accompanying notes.

                                  SUPREX CORPORATION
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Increase (Decrease) in Cash and Cash Equivalents

                                                             Year Ended
                                                     ---------------------------
                                                        Dec 31        Dec 31
                                                         1995           1994
                                                     -----------   ------------
Cash flows from operating activities:
  Net(loss) income                                   $  (802,274)   $    88,020
  Foreign currency translation                             8,012            282
  Adjustments to reconcile net(loss) income
       to net cash used in operating activities:
    Depreciation and amortization                        114,862        115,290
    Imputed interest on notes payable                     12,365         19,324
    Loss on sale of fixed assets                          52,644            --
    Loss on early extinguishment of debt                      --         33,898
  Change in assets and liabilities:
    Accounts receivable                                   91,572         26,783
    Receivable--officers                                      --             --
    Inventory                                           (153,823)      (119,888)
    Other current assets                                  15,322         27,165
    Other assets                                         (27,713)        (3,216)
    Accounts payable                                    (166,022)       116,116
    Accrued liabilities                                 (145,747)        58,473
    Customer deposits                                   (158,329)    (1,042,336)
                                                     -----------   ------------
    Net cash used in operating activities             (1,159,131)      (680,089)

Cash flows from investing activities:
  Purchase of property and equipment                     (15,232)       (82,256)
                                                     -----------   ------------
  Net cash used in investing activities                  (15,232)       (82,256)

Cash flows from financing activities:
  Net borrowings under line of credit                    550,000         50,000
  Principal repayments under long-term debt              (56,409)      (777,543)
  Issuance of debt                                       865,000        700,000
  Issuance of common stock                                   240            490
                                                     -----------   ------------
  Net cash provided by (used in)
    financing activities                               1,358,831        (27,053)
                                                     -----------   ------------
  Increase(decrease) in cash and cash equivalents        184,468      (789,398)
    Cash and cash equivalents, beginning of year          88,728        878,126
                                                     -----------   ------------
    Cash and cash equivalents, end of year           $   273,196    $    88,728
                                                     -----------   ------------
                                                     -----------   ------------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest             $   199,514    $   136,132
                                                     -----------   ------------
                                                     -----------   ------------
  Transfer of inventory to property
    and equipment                                    $    48,769    $    88,459
                                                     -----------   ------------
                                                     -----------   ------------
  Transfer of property and equipment
    to inventory                                     $    49,098    $    16,524
                                                     -----------   ------------
                                                     -----------   ------------

See accompanying notes.

                                  SUPREX CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  December 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

Suprex Corporation (the "Company") is engaged in the business of developing and selling chromatographic and extraction instruments and all other activities incidental to such business. The Company supplies these instruments to a variety of industries both domestically and internationally. The consolidated financial statements include Suprex GMBH, a wholly owned subsidiary. All intercompany accounts have been eliminated.

The Company performs periodic credit evaluations of its customers and collateral is generally not required. Credit losses have been within the expectations of management. The Company derived 14% of its sales from one customer in 1995. Total receivables due from this customer at December 31, 1995 was $174,410. Two customers comprised 37% of the Company's sales during 1994. Total receivables due from these two customers at December 31, 1994 were $327,102.

Cash Equivalents:

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories:

Inventories are valued at the lower of cost (first-in, first-out) or market which is net realizable value.

Property and Equipment:

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting over the estimated useful lives, which range from three to seven years.

Customer Deposits:

Customer deposits consist of prepayments from customers on future sales of instruments.

Fair Values of Financial Instruments:

The Company's carrying amount of cash and cash equivalents, accounts receivable, accounts payable, notes payable and long-term debt approximated their fair value at December 31, 1995 and 1994.

Research and Development Expenses:

All research and development costs are expensed as incurred and consist mainly of personnel costs, materials, supplies, and general and administrative expenses.

The Company received grants from the Ben Franklin Partnership Challenge Grant Program to fund some of its research and development. Through December 31, 1995, the Company had received several grants totaling $485,000. The Company is required to pay a royalty of 1% on sales of certain new technology developed under these grants ranging from one and a half to four times the amount of the original grants. Royalty payments are being made under the completed grants. One grant of $60,000 is still in process and requires the Company to make a matching contribution of $180,000 comprised of certain employee salaries and equipment. At December 31, 1995, the Company expended approximately $60,000 of its in-kind contribution under this grant.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that could affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Stock-Based Compensation:

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). SFAS No. 123 establishes financial accounting and reporting standards for stock-based compensation plans and to transactions in which an entity issues its equity instruments to acquire goods and services for nonemployees. The new accounting standards prescribed by SFAS No. 123 are optional, and the Company may continue to account for its plans under the previous accounting standards. The Company does not expect to adopt the new accounting standard. Consequently, SFAS No. 123 will not have an impact on the Company's results of operations.

2. DEBT

The Company has a line of credit with a financial institution providing maximum borrowings of $600,000. The line of credit is payable on demand with interest at 2% above the prime rate which was 8.5% at December 31, 1995. The borrowing base is equivalent to a percentage of eligible accounts receivable and inventory. At December 31, 1995, the maximum amount had been borrowed under the terms of this line. The line expires on April 30, 1996. An extension on this line has been granted until June 30, 1996. It is the intention of management to attempt to renew this line.

The bank's line of credit and term note are collateralized by the Company's receivables, inventories, and fixed assets, and require the compliance with various covenants which include, among other things, to maintain a specified net worth and liabilities to net worth ratio. Additionally, the bank note negotiated in 1995 is collateralized by a security interest, subordinate to the term note, in all personal property and fixtures of the Company, a key-man life insurance policy on the chief executive officer of the Company. Loan covenants contained in this agreement require the Company to maintain minimum levels of tangible net worth, as defined by a cash flow ratio, and a ratio of total liabilities to total equity. Moreover, the bank note agreement restricts incurring additional indebtedness, transferring real property, transferring or encumbering the stock, or paying dividends. At December 31, 1995, the Company is in default of maintaining the required minimum tangible net worth levels and meeting the debt to tangible net worth ratio on the bank note negotiated in 1995. Waivers have not been obtained from the bank for these noted defaults. As a result, this debt has been reflected as a current liability on the balance sheet.

Long-term debt consisted of the following:
-------------------------------------------------------------------------------

                                                          Dec 31      Dec 31
                                                           1995         1994
                                                        -----------  ---------
Bank note, payable in monthly installments of
    $19,351 beginning January 1, 1998 through
    July 1, 2000, including interest at 12.25%
    beginning July 1, 1995 (16.25% interest in the
    event of a debt convenant default), balloon
    payment of $515,231 due on July 1, 2000, original
    face amount $865,000 (net of discount based on
    imputed interest rate of 21%) --in default           $  803,173   $    --

Bank term note, payable in monthly installments
    of $5,000 through April 30, 1995, $7,000 through
    November 30, 1996, including interest at prime
    plus 1.75%, balloon payment of $235,318 due on
    December 31, 1996                                       305,040    335,107

Bank term note, payable in monthly installments of
    $5,000 through April 30, 1995, $7,000 through
    November 30, 1996, including interest at prime
    plus 3.0%, balloon payment of $245,856 due on
    December 31, 1996                                       311,007    337,350
                                                        -----------  ---------
                                                          1,419,220    672,457

Less current maturities                                   1,419,220     87,326
                                                        -----------  ---------
                                                          $      --    $585,131
                                                        -----------  ---------
                                                        -----------  ---------
-------------------------------------------------------------------------------
As part of the term note agreement, a provision exists for an extension of the term loan for a period of 30 months based upon mutual agreement between the bank and Company. As of March 29, 1996, the Company has not obtained the bank's agreement for such an extension. Principal maturities remaining on long-term debt, assuming that the debt in default is not called, are as follows:

Year ending December 31
-------------------------------------------------------------------------------

1996                                                                 $  616,047
1997                                                                         --
1998                                                                    120,698
1999                                                                    148,022
2000                                                                    596,280
                                                                     ----------
                                                                     $1,481,047
Less unamortized discount                                                61,827
                                                                     ----------
                                                                     $1,419,220
                                                                     ----------
                                                                     ----------
-------------------------------------------------------------------------------
In conjunction with a debt financing in 1993, the Company granted 1,058,179 warrants to purchase common stock at $.01. The difference between the fair market value of common stock ($.10) at the date of inception of the note and the exercise price of the warrant ($.01) was reflected as a reduction of the debt, and an increase in stockholders' equity. This amount has been treated as additional interest expense. The imputed interest was $19,324 and $42,014 in

1994 and 1993, respectively. The warrant allocation resulted in the note having an effective interest rate of 20%. On May 26, 1994, this note payable had a carrying value of $716,102 and was extinguished early for $750,000. An extraordinary loss of $33,898 was recognized related to the transaction.

3. CAPITAL STOCK

The common stock has a $.001 par value and there are 30,000,000 shares authorized. No dividends may be declared on common stock until all preferred cumulative dividends have been paid or sufficient funds have been set aside for their payment.

Redeemable preferred stock at December 31, 1995 is as follows:
-------------------------------------------------------------------------------
                                               Original
Liquidation
            Par    Authorized    Outstanding    Issue    Dividends   Value Per
Class      Value     Shares        Shares       Amount    Per Share   Share (1)
-------------------------------------------------------------------------------
Series A   None    1,270,272      1,270,272   $ 1,175,002    $.09      $.925
Series B   None    7,649,975      7,631,975     4,960,785    $.065     $ .65
Series C   None   12,500,000     10,099,989     4,880,159    $.05      $ .50
                  ----------     ----------   -----------
Total             12,420,247     19,002,236   $11,015,946
                  ----------     ----------   -----------
                  ----------     ----------   -----------

(1) Plus declared and unpaid dividends. Series A and B are subordinate to Series C in liquidation.
-------------------------------------------------------------------------------
Preferred stockholders have voting rights as if their stock was converted to common stock. All preferred stock is convertible at $1.00 per share. All preferred stock is convertible into common stock at its conversion price 1) at the option of the owner or 2) automatically upon a firm commitment of an underwritten public offering intended to raise net proceeds not less than $10 million at a price of not less than $1.50 per share.

After January 1, 1995, the preferred stockholders had the right to sell all or a part of their preferred shares back to the Company at the original issuance price, plus, if approved by the Board of Directors, all unpaid cumulative dividends, whether or not earned or declared. Such action requires the approval of 50% of the preferred stockholders. All dividends on the preferred stock shall be declared and paid proratably in the same relationship as the original issuance price of each class of preferred stock; however, the Company is not obligated to pay dividends. At December 31, 1995, cumulative undeclared dividends were $5,604,644 on the preferred classes of stock.

4. STOCK OPTIONS AND WARRANTS

Stock Options:

The Company has several incentive stock option plans covering officers and key employees. The Company is able to award up to 3,350,000 shares of stock under these plans. At the date of grant of the options, the exercise prices must be equal to or exceed the then fair market value.

Following is a summary of option activity:
-------------------------------------------------------------------------------
                                                   Number of            Price
                                                     Shares           Per Share
                                                   ---------       ------------
Outstanding, January 1, 1994                       2,269,456       $.10 to $.25
    Granted                                          589,960               $.10
    Canceled                                        (124,000)              $.10
    Exercised                                         (4,900)              $.10
                                                   ---------       ------------
Outstanding, December 31, 1994                     2,730,516       $.10 to $.25
    Granted                                           96,892               $.10
    Canceled                                        (291,670)              $.10
    Exercised                                         (2,400)              $.10
                                                   ---------       ------------
Outstanding, December 31, 1995                     2,533,338       $.10 to $.25
                                                   ---------       ------------
                                                   ---------       ------------
-------------------------------------------------------------------------------
Options, under the plans, generally vest in relation to the length of service of the employee. At December 31, 1995, options for approximately 2,180,171 shares of common stock were currently exercisable under these plans. Options expire ten years from the date of grant.

In addition to the above options, the Company has outstanding 85,000 options to certain members of the Board of Directors at $.10. These options expire over various periods not exceeding 10 years.

At December 31, 1995, the Company has reserved sufficient common stock in connection with these options.

Warrants and 1995 Financing:

In conjunction with the current year debt financing, the Company granted 824,358 warrants to purchase common stock at $.01. The difference between the fair market value of common stock ($.10) at the date of inception of the note and the exercise price of the warrant ($.01) is reflected as a reduction of the debt and an increase in shareholders' equity. This amount will be imputed as additional interest expense over the first thirty-six months of the note. The imputed interest in 1995 was $12,365. These warrants can be exercised at any time and expire on June 13, 2005. If the note is not repaid in full by
June 13, 1998, additional warrants are granted for each year past June 13,
1998 that the debt remains outstanding as follows:
            --------------------------------------------
                                 Additional     Total
                                  Warrants     Warrants
                                  Granted      Granted
                                 ----------   ---------
            June 13, 1998         286,235     1,110,593
            June 13, 1999         292,261     1,402,854
            After June 13, 1999   298,480     1,701,334
            -------------------------------------------
In conjunction with a debt financing in 1993, the Company granted 1,058,179 warrants to purchase common stock at $.01. The warrants may be exercised at any time and expire on March 31, 1998.

As part of financing obtained in prior years, the Company received proceeds of $12,761 for the sale of 2,552,104 common stock warrants which was recorded in paid-in capital. Each warrant entitles the holder to purchase a share of common stock for $.10 per share. The warrants expire on November 26, 1996.

5. LEASES

The Company's rent expense results primarily from the lease of office and manufacturing facilities. Rental expense under operating leases was $128,672 in 1995 and $122,508 in 1994.

Future minimum lease payments under noncancelable operating leases at December 31, 1995 are as follows:
           --------------------------------------
           1996                          $128,228
           1997                           133,362
           1998                            79,587
                                         --------
           Total minimum lease payments  $341,177
                                         --------
                                         --------
           --------------------------------------

6. INCOME TAXES

The Company accounts for income taxes under Financial Accounting Standards Board Statement No. 109. Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:
-------------------------------------------------------------------------------
                                                         December 31
                                                 --------------------------
                                                     1995           1994
                                                 -----------    -----------
Deferred tax asset:
  Book over tax depreciation and amortization    $    69,200    $    58,100
  Deferred gross profit                                2,000         30,000
  Inventory                                            6,000        123,200
  Other                                               46,810         93,400
  Net operating loss carryforwards                 3,552,478      3,225,754
  Tax credits                                        164,000        164,000
                                                 -----------   ------------
                                                   3,840,488      3,694,454
Valuation allowance for deferred tax amounts      (3,840,488)    (3,694,454)
                                                 -----------    -----------
Net deferred tax assets                           $       --     $       --
                                                 -----------    -----------
                                                 -----------    -----------
---------------------------------------------------------------------------
A valuation allowance has been provided for the remaining deferred tax assets because of the uncertainty of realization.

At December 31, 1995, the Company had net operating loss carryforwards of approximately $10.1 million for federal income tax purposes. These carryforwards expire in various amounts through years 2010. The Company also has research and development tax credit carryforwards of approximately $164,000 at December 31, 1995, which expires in varying amounts through the year 2008.

Pennsylvania reinstated its net operating loss provisions in 1994 subject to certain limitations. For Pennsylvania purposes, the Company will be able to utilize up to $1,000,000 in 1996 and 1997 against taxable income.

7. PENSION PLAN

The Company has a defined contribution (401(k)) plan covering all full-time employees. The plan provides for eligible employees to contribute a portion of their eligible earnings to the plan. The plan also provides for Board of Directors-approved discretionary employer contributions based on profitability of the Company. There were no employer contributions paid or accrued as of December 31, 1995 or 1994.

8. SALARY REDUCTION DEFERRED COMPENSATION PROGRAM

The Company has established a nonqualified salary deferment program whereby the salaries of two individuals were reduced by amounts which were used to purchase split dollar life insurance policies on the individuals. The policies are collaterally assigned to the Company until such time as the collateral is released and control of the policies is transferred to the employees. At December 31, 1995 and 1994, employee receivables and offsetting deferred compensation liabilities of $47,153 were recorded as a result of this program.

9. RESULTS OF OPERATIONS AND MANAGEMENT'S PLANS

As a result of the Company's operating losses, cash absorbed by operations, and required future debt repayments (see Note 2), substantial doubt about the Company's ability to continue as a going concern has been raised. Management is actively involved in addressing these cash flow needs through obtaining extensions or refinancing its existing debt. Management is also evaluating a strategic relationship, which could involve acquisition of the Company.

10. SUBSEQUENT EVENT

Effective August 21, 1996, substantially all of the operating assets and certain obligations of the Company were acquired. The accompanying financial statements have not been adjusted to reflect the terms of this acquisition.

                                   SUPREX CORPORATION

                         CONDENSED CONSOLIDATED BALANCE SHEET
                                     (unaudited)

(Amounts in thousands)

                                                                        June 30
                                                                         1996
                                                                       --------
                                        ASSETS

Current Assets:
Cash and cash equivalents                                              $     98
Accounts receivable                                                         510
Inventories                                                                 944
Other                                                                        34
                                                                       --------
    Total current assets                                                  1,586

Property and equipment(net)                                                 195
Other                                                                        12
                                                                       --------
Total assets                                                           $  1,793
                                                                       --------
                                                                       --------

                       LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Accounts payable                                                       $    301
Accrued expenses                                                            254
Notes payable - current                                                   1,365
Line of credit                                                              600
                                                                       --------
    Total current liabilities                                             2,520

Redeemable preferred stock                                               11,015
Common Stockholders' deficiency:
  Common stock                                                                1
  Paid-in capital                                                           255
  Warrants                                                                  170
  Accumulated deficiency                                                (12,168)
                                                                       --------
Common Stockholders' deficiency                                         (11,742)
                                                                       --------
Total liabilities and stockholders' deficiency                         $  1,793
                                                                       --------
                                                                       --------

See accompanying notes.

                                  SUPREX CORPORATION

                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (unaudited)

(Amounts in thousands)

                                            Six months ended
                                            -----------------
                                            June 30   June 30
                                              1996      1995
                                            -------   -------
Net sales                                   $ 1,091    $1,748
Cost of good sold                               624       845
                                            -------   -------
Gross profit                                    467       903
                                            -------   -------
Operating expenses:
    Selling, general and administrative       1,208     1,243
    Research and engineering                    210       318
                                            -------   -------
                                              1,418     1,561

Operating loss                                 (951)     (658)

Other:
    Grant income                                 60        42
    Interest expense                           (116)      (83)
                                            -------   -------
Net loss                                    $(1,007)   $ (699)
                                            -------   -------
                                            -------   -------

See accompanying notes.

                                  SUPREX CORPORATION

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (unaudited)


(Amounts in thousands)

                                                         Six months ended
                                                        ------------------
                                                         June 30   June 30
                                                           1996      1995
                                                         -------   -------
Cash flows from operating activities:
Net loss                                                 $(1,007)  $ (699)
Foreign currency translation                                (25)       --
Depreciation                                                 45        63

Changes in assets and liabilities:
  Accounts receivable                                       899       413
  Inventories                                               (96)     (209)
  Other current assets                                        8        (5)
  Other assets                                               75        50
  Accounts payable                                          (20)     (296)
  Accrued liabilities                                        27      (163)
                                                        -------   -------
Net cash used for operations                                (94)    (846)
                                                        -------   -------
Cash flows from investing activities:
  Purchase of property and equipment                        (27)     (15)
                                                        -------   -------
Cash flows from financing activities:
  Net borrowings under line of credit                        --       550
  Principal repayments on long-term debt                    (54)      (22)
  Proceeds from issuance of debt                             --       865
                                                        -------   -------
  Net cash provided by(used for) financing activities       (54)    1,393
                                                        -------   -------
Cash and cash equivalents:
  Net increase(decrease)                                   (175)      532
  Balance at beginning of year                              273        89
                                                        -------   -------
  Balance at end of period                              $    98   $   621
                                                        -------   -------
                                                        -------   -------


See accompanying notes.

                                  SUPREX CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (Amounts in thousands)


A. General

The accompanying unaudited consolidated financial statements and notes thereto contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of Suprex Corporation (Suprex) as of June 30, 1996 and the results of their operations and cash flows for the six month periods ended June 30, 1996 and 1995. The consolidated condensed financial statements should be read in conjunction with the audited annual consolidated financial statements and notes thereto included in this Form 8-K/A. The results of operations for the unaudited six month period ended June 30, 1996 are not necessarily indicative of the results which may be expected for the entire calendar year 1996.

B.  Inventories
As of June 30, 1996, inventories were comprised of the following:

         ---------------------------------------
                                            1996
                                            ----
         Materials and subassemblies        $497
         Finished goods                      447
                                            ----
                                            $944
                                            ----
                                            ----
        ----------------------------------------

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS IN CONNECTION WITH THE ACQUISITION OF SUPREX ASSETS AND ASSUMPTION OF SELECTED LIABILITIES

The following unaudited pro forma condensed statements of operations presented are based on the historical financial statements of the Company and reflect the pro forma effects of the acquisition of Suprex assets and assumption of selected liabilities, as described in the accompanying notes.

For purposes of the pro forma statements, the purchase price of the assets of Suprex Corporation has been allocated to the acquired net assets based on information currently available with regard to the values of such net assets. Pro forma adjustments have been made only for those assets and liabilities which have fair values significantly different from historical amounts.
Final adjustments to recorded amounts may differ from the pro forma adjustments presented herein.

A pro forma balance sheet is not included herein. The Company's balance sheet, reflecting the acquisition of Suprex assets and assumption of selected liabilities, is presented in the Company's 10-Q for the quarter ended October 25, 1996.

The unaudited pro forma consolidated statements of operations for the year ended July 26, 1996, and the three months ended October 25, 1996 were prepared as if the acquisition had occurred as of the beginning of the respective periods.

These pro forma financial statements are not necessarily indicative of the results of operations that might have occurred had the acquisition taken place at the beginning of the period, or to project the Company's results of operations at any future date or for any future period. The pro forma statements should be read in conjunction with the audited and unaudited financial statements of the Company, Suprex Corporation, and notes to the pro forma statements.

                              ISCO, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                           FOR THE YEAR ENDED JULY 26, 1996


(In thousands except for per share data)

                         Historical
                         Isco, Inc.                  Purchase
                          July 26      Suprex       Accounting
                           1996       Corporation   Adjustments   Note(1)  Pro forma
                         ----------   -----------   -----------   -------  ---------
Net sales                 $39,981      $ 3,688        $  --                 $43,669
Cost of goods sold         17,790        1,910           --                  19,700
                         ----------   -----------   -----------            ---------
Gross profit               22,191        1,778           --                  23,969
                         ----------   -----------   -----------            ---------
Operating expenses:
  Selling, general,
   and administrative      15,779        2,273          360      (b)         18,412
  Research and
   engineering              4,775          434           74      (b)          5,283
  Restructuring
   charges                  1,752           --           --                   1,752
                         ----------   -----------   -----------           ---------
                           22,306          207          434                  25,447
                         ----------   -----------   -----------           ---------
Operating(loss)              (115)        (929)        (434)                 (1,478)

Other:
  Investment income         1,088           --         (118)     (a)            970
  Other                       374           83           --                     457
  Interest expense             --         (260)         260      (c)             --
                         ----------   -----------   -----------            ---------
Earnings(loss) before
  income taxes              1,347       (1,106)        (292)                    (51)

Income taxes(benefit)         360           --         (379)     (d)            (19)
                         ----------   -----------   -----------            ---------

Net earnings(loss)        $   987      $(1,106)       $  87                 $   (32)
                         ----------   -----------   -----------            ---------
                         ----------   -----------   -----------            ---------

Weighted average shares
  outstanding               5,353                                              5,353
                         ----------   -----------   -----------            ---------
                         ----------   -----------   -----------            ---------

Net earnings(loss)
  per share                  $.18                                             $(0.01)
                         ----------   -----------   -----------            ---------
                         ----------   -----------   -----------            ---------

(1) See Note B to the Pro Forma Consolidated Statement of Operations.

     See accompanying notes.

                             ISCO, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE QUARTER ENDED OCTOBER 25, 1996


(In thousands except for per share data)

                         Historical
                         Isco, Inc.                  Purchase
                           Oct 25       Suprex      Accounting
                            1996      Corporation   Adjustments   Note(1)  Pro forma
                         ----------   -----------   -----------  -------   ---------
Net sales                  $9,224        $188          $ --                 $9,412
Cost of goods sold          4,156         103            --                  4,259
                         ----------   -----------   -----------            ---------
Gross profit                5,068          85            --                  5,153
                         ----------   -----------   -----------            ---------
Operating expenses:
  Selling, general,
   and administrative       4,317         127           30         (b)       4,474
  Research and
   engineering              1,091          20            6         (b)       1,117
                         ----------   -----------   -----------            ---------
                            5,408         147           36                   5,591
                         ----------   -----------   -----------            ---------
Operating(loss)              (340)        (62)         (36)                   (438)

Other:
  Investment income           243          --          (10)        (a)         233
  Other                       124          --           --                     124
                         ----------   -----------   -----------            ---------
Earnings(loss) before
  income taxes                 27         (62)         (46)                    (81)

Income taxes(benefit)         (61)         --           30         (d)         (31)
                         ----------   -----------   -----------            ---------

Net earnings(loss)         $   88        $(62)        $(76)                 $  (50)
                         ----------   -----------   -----------            ---------
                         ----------   -----------   -----------            ---------
Weighted average shares
  outstanding               5,353                                             5,353
                         ----------                                        ---------
                         ----------                                        ---------
Net earnings(loss)
  per share                  $.02                                            $(0.01)
                         ----------                                        ---------
                         ----------                                        ---------

(1) See Note B to the Pro Forma Consolidated Statement of Operations.

     See accompanying notes.

        NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                (columnar amounts in thousands, except per share data)


A.  GENERAL

On August 21, 1996 Isco acquired substantially all of the assets and assumed selected liabilities of Suprex Corporation, a Pennsylvania corporation, located in Pittsburgh, Pennsylvania. The acquisition was accomplished pursuant to a Purchase and Assumption Agreement dated August 9, 1996 between the parties. At the closing, Isco paid Suprex $2,850,000 for the assets and assumed basically the trade payables of Suprex, subject to a $250,000 escrow account hold-back to cover certain post-closing adjustments, including warranty claims. The purchase price was arrived at through arms-length negotiations among Isco, Suprex management, and Suprex' investment bankers. The transaction was accounted for as a purchase. Suprex manufactured a variety of super critical fluid extraction (SFE) products, principally for use in the food products business. Isco intends to add the SFE products to its existing line of SFE products. Isco did not acquire, either by purchase or long term lease, any of the manufacturing facilities utilized by Suprex and intends to relocate the manufacturing assets to its plant in Lincoln, Nebraska.

Isco liquidated cash equivalent securities to obtain the cash to purchase the Suprex assets.


B. PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF SUPREX CORPORATION The pro forma adjustments assume the acquisition of Suprex occurred on July 29, 1995 or July 27, 1996, respectively, and reflect the adjustments to record the purchase of substantially all of the assets and assumption of certain liabilities based on Suprex's historical unaudited financial statements.

     The purchase price, based on current estimates, is comprised of the following consideration:
     --------------------------------------------------------------------
     Cash paid                                                     $2,624

     Liabilities assumed:
     Current liabilities                                              499
                                                                   ------
     Total consideration                                           $3,123
                                                                   ------
                                                                   ------
     --------------------------------------------------------------------

The initial purchase price allocation, based on current estimates, is summarized as follows:
-----------------------------------------------------------------------------
Current assets:

  Accounts receivable                                                  $  305
  Inventory                                                               762

Property and equipment                                                    219

Other assets (1):
  Customer lists/tradenames                                               807
  Engineering drawings                                                    304
  Goodwill                                                                726
                                                                       ------
                                                                       $3,123
                                                                       ------
                                                                       ------
(1)  The lives of these intangibles ranges from 3 to 8 years.
-----------------------------------------------------------------------------

a.  RECORD REDUCTION OF INVESTMENT INCOME

To record reduced investment income due to cash equivalents and short-term investments utilized in purchase.

                                             For the period ended
                                             --------------------
                                             7/26/96    10/25/96
                                             -------    --------
Cash equivalents paid                        $2,624      $2,624

Investment return on investments utilized       4.5%        4.5%
                                                ----        ----

Annual adjustment to investment income          $118        $118
                                                ----        ----
                                                ----        ----

One month adjustment to investment income        N/A         $10
                                                ----        ----
                                                ----        ----

b.  RECORD AMORTIZATION OF INTANGIBLES

                                             For the period ended
                                             --------------------
                                             7/26/96     10/25/96
                                             -------     --------
Amortization by type of intangibles:

Customer lists                                 $269          $22
Engineering drawings                             74            6
Goodwill                                         91            8
                                               ----          ---
                                               $434          $36
                                               ----          ---
                                               ----          ---
Reflected in the Statement of Operations as:

Selling, general, and administrative           $360          $30
                                               ----          ---
Research and engineering                         74            6
                                               ----          ---
                                               $434          $36
                                               ----          ---
                                               ----          ---


c.  ADJUST INTEREST EXPENSE

To adjust interest expense of Suprex for debt not assumed in the acquisition.

d.  ADJUST INCOME TAXES

Computed as follows:
                                             For the period ended
                                             --------------------
                                             7/26/96     10/25/96
                                             -------     --------
Consolidated earnings(loss) before
  income taxes of Isco, Inc. and
  Suprex Corporation                          $ 241        $(35)
Pro forma income adjustments
  Selling, general and administrative          (360)        (30)
  Research and engineering                      (74)         (6)
Investment income                              (118)        (10)
Interest expense                                260          --
                                               -----        ----

Adjusted loss before taxes                      (51)        (81)
Income tax rate                                  38%         38%
                                               -----        ----

Calculated income taxes(benefit)                (19)        (31)
Recorded income tax expense                     360         (61)
                                               -----        ----

Net income tax adjustment                      $(379)       $ 30
                                               -----        ----
                                               -----        ----

                           Consent of Independent Auditors



We consent to the incorporation by reference of our report dated March 29, 1996, except Note 10, as to which the date is August 21, 1996, with respect to the consolidated financial statements of Suprex Corporation included in Isco, Inc.'s Form 8-K/A in the following Registration Statements (Forms S-8):

-   Directors' Deferred Compensation Plan

-   1981 Incentive Stock Option Plan
    1985 Incentive Stock Option Plan

-   Employee Profit Sharing Plan

-   1996 Stock Option Plan
    1996 Outside Directors Stock Option Plan


                             By /s/Ernst & Young LLP
                                -------------------------------




Pittsburgh, Pennsylvania
December 19, 1996